                                                                       Exhibit 5

                         [LETTERHEAD OF FOLEY & LARDNER]

                                  June 18, 2003

                                                        CLIENT/MATTER NUMBER
                                                        043825-0164

The Journal Company
333 West State Street
Milwaukee, Wisconsin  53203

Ladies and Gentlemen:

          We have acted as counsel for The Journal Company, a Wisconsin corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-1 (the "Registration Statement"), including the prospectus constituting a part thereof (the "Prospectus"), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to $250,000,000 of shares of the Company's class A common stock, $.01 par value (the "Class A Common Stock").

          In connection with our representation, we have examined: (a) the Registration Statement, including the Prospectus; (b) the Articles of Incorporation and the Bylaws of the Company, as amended to date; (c) resolutions of the Company's Board of Directors relating to the authorization of the issuance of the securities covered by the Registration Statement; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

          Based on the foregoing, we are of the opinion that:

     1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

     2. The shares of Class A Common Stock covered by the Registration Statement, when the price thereof has been determined by action of the Company's Board of Directors and when issued and paid for in the manner contemplated in the Registration Statement and Prospectus, will be validly issued, fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six months' service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law and judicial interpretations thereof.

          We consent to the use of this opinion as an exhibit to the Registration Statement and to references to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                Very truly yours,

                                /s/ Foley & Lardner

                                FOLEY & LARDNER